SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                   1934
                          (AMENDMENT NO. ______)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
   [   ]  Preliminary Proxy Statement
   [   ]  Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
   [ X ]  Definitive Proxy Statement
   [   ]  Definitive Additional Materials
   [   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             PATHFINDER TRUST

             (Name of Registrant as Specified in Its Charter)
                __________________________________________
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

   [   ]  Fee paid previously with preliminary materials.
   [   ]  Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                             PATHFINDER  TRUST

                              P.O. Box 75231
                    Los Angeles, California 90075-0231
                               800-207-0760
                      ______________________________


              NOTICE  OF  SPECIAL  MEETING  OF  SHAREHOLDERS
                       TO  BE  HELD  APRIL  7,  2000


To our Shareholders:

     Notice is hereby given that a Special Meeting of Shareholders of PATHFINDER FUND (the "FUND"), the sole series of PATHFINDER TRUST (the "TRUST"), will be held at 2:00 P.M., Los Angeles time, on April 7, 2000, at the offices of Pathfinder Advisers, Inc., 4023 West 6th Street, Los Angeles, California 90020, for the following purposes:

     1. To approve or disapprove the liquidation and termination of the Fund and the Trust pursuant to the Plan of Liquidation attached to the accompanying Proxy Statement as EXHIBIT A.

     2. To consider and act upon any other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on February 18, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY(S) IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY(S) PROMPTLY.


                                                        PATRICIA L. STEPHAN
                                                                  Secretary


Dated:  March 10, 2000

                             PATHFINDER  TRUST

                              P.O. Box 75231
                    Los Angeles, California 90075-0231
                               800-207-0760
                      ______________________________

                             PROXY  STATEMENT


                    SPECIAL  MEETING  OF  SHAREHOLDERS
                              APRIL  7,  2000



     This statement is furnished in connection with the solicitation by the Board of Trustees of PATHFINDER TRUST (the "TRUST") of proxies to be voted at the Special Meeting of Shareholders of PATHFINDER FUND (the "FUND") to be held at 2:00 P.M., Los Angeles time, on April 7, 2000, at the offices of Pathfinder Advisers, Inc., 4023 West 6th Street, Los Angeles, California 90020, for the purposes set forth in the accompanying Notice of Special Meeting. It is expected that this Proxy Statement and the accompanying Notice of Special Meeting will be first mailed to shareholders on or about March 10, 2000.

     If the accompanying form(s) of proxy is executed properly and returned, shares represented by it will be voted at the meeting in accordance with the instructions thereon. However, if no instructions are specified, shares will be voted FOR the Plan of Liquidation and according to the best judgment of the proxy holders on all other matters. A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Trust at the address shown above, by submission of a subsequent proxy or by attendance at the meeting and voting in person.

     In order to be approved by shareholders, the Plan of Liquidation must be approved by the holders of a majority of the outstanding shares of the Fund, defined in the Investment Company Act of 1940, as amended (the "1940 ACT"), as the lesser of (i) 67% of such shares present at the meeting if holders of more than 50% of the outstanding shares are present in person or by proxy, or (ii) more than 50% of the outstanding shares. A proxy may indicate that all or a portion of the shares represented thereby are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Because the proposal to approve or disapprove the Plan of Liquidation requires the affirmative vote of a specified percentage of shares, both the non-voting of shares and abstentions on that proposal will have the effect of votes against that proposal.

     At the close of business on the record date, February 18, 2000, there were 105,025.945 shares of the Fund outstanding, each of which shares will be entitled to one vote at the meeting. Pathfinder Advisers, Inc., the Trust's investment adviser (the "MANAGER"), and its directors and officers, and the Trustees and officers of the Trust, have all informed the Trust that they intend to vote all of their shares in favor of the Plan of Liquidation. At the record date, these persons owned in the aggregate 44.80% of the Fund's outstanding shares.

     The cost of this solicitation will be borne by the Trust. The solicitation will be largely by mail but may include, without cost to the Trust, telephonic or oral communications by regular employees of the Manager and by Unified Fund Services, Inc., the Trust's shareholder servicing agent.


                        THE  PROPOSED  LIQUIDATION
                             (PROPOSAL NO. 1)

     At a meeting held on December 3, 1999, the Board of Trustees of the Trust unanimously determined that it is in the best interests of the Trust and the Fund's shareholders to liquidate and terminate the Fund and the Trust as promptly as practicable. At that meeting, the Trustees unanimously adopted the Plan of Liquidation attached to this Proxy Statement as EXHIBIT A (the "PLAN" or "PLAN OF LIQUIDATION"). As described below, the Trustees' decision is based primarily on the small size of the Fund and the effects of that size on the expenses of operating the Fund relative to its income.

     As described in more detail below, the Plan generally provides that, promptly upon shareholder approval of the Plan, (i) the Trust will proceed to sell or otherwise dispose of all of the assets of the Trust, (ii) the Trust will pay or otherwise provide for the payment of all charges, taxes, expenses and other liabilities and obligations of the Trust, and (iii) the proceeds of the sale or other disposition of such assets remaining after paying or providing for all of such liabilities and obligations will be distributed to the shareholders of the Fund in proportion to the number of shares of the Fund held by them, in one or more payments, all at such times and in such manner as the officers of the Trust consider appropriate.

     If approved at the meeting, it is anticipated that the liquidation will be completed and the liquidating distribution(s) will be paid during the second quarter of 2000. However, the exact date(s) of the liquidating distribution(s) will depend on the time required to liquidate the Trust's assets.

     In order to be approved by shareholders, the Plan must be approved by the holders of a majority of the outstanding shares of the Fund, defined in the 1940 Act as the lesser of (i) 67% of such shares present at the meeting if holders of more than 50% of the outstanding shares are present in person or by proxy, or (ii) more than 50% of the outstanding shares. If the Plan is not approved by shareholders, the Trustees will consider what action, if any, should be taken in the interests of the Fund's shareholders, including calling another special shareholders' meeting to reconsider the Plan or another plan of liquidation, continued suspension of sales of Fund shares or other possible alternatives.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PLAN OF LIQUIDATION.

RIGHT OF REDEMPTION PENDING LIQUIDATION

     Neither the adoption of the Plan by the Trustees or shareholders, nor any of the transactions contemplated by the Plan, will have any effect on a shareholder's right to redeem its shares, and the Fund will continue to honor all redemption requests in accordance with its current Prospectus. Accordingly, shareholders are not required to wait for the Plan to be approved or for the Fund to be liquidated to redeem their shares.

     The Fund will not, however, accept any additional investments in the Fund from new or existing shareholders, except as a result of the reinvestment of dividends and capital gains distributions on outstanding shares.

BACKGROUND AND REASONS FOR THE LIQUIDATION

     The Board of Trustees' decision to liquidate and terminate the Fund and the Trust is based primarily on the small size of the Fund and the effect of such size on the expenses of operating the Fund relative to its income.

     The net assets of the Fund have declined from a recent-year high of approximately $3.8 million at October 31, 1997, to approximately $1.6 million at October 31, 1999. The Trustees attribute this decline principally to the performance of the Fund during 1998, which resulted in the Fund's performance lagging relative to its peer group and its benchmark Russell 2000 Index, as well as the relative disfavor of small cap funds in the current market environment and general consolidation in the investment company industry. All of these factors have resulted in redemptions of Fund shares and a failure to attract substantial new investors.

     At the same time, the Fund's expenses, including among others, those incurred in maintaining the Trust's status as a open-end investment company, complying with SEC and state reporting requirements, and auditing and legal fees, have not experienced a decline, as such expenses must be incurred regardless of the number of shareholders or size of the Fund. As a result, the Fund's ratio of expenses to average net asset (after fee waivers and expense reimbursements by the Manager) rose from 1.37% at October 31, 1997 to 2.5% at April 30, 1999. The Fund's expense ratio was maintained at 2.5% due to voluntary fee waivers and expense reimbursements by the Manager. However, later during 1999, the Manager ceased this voluntary arrangement and, at October 31, 1999, the expense ratio had risen to 3.89% (and would have been 5.81% absent fee waivers and expense reimbursements previously in effect). The Manager has advised the Trustees that it would not again begin to reimburse or otherwise bear the operating expenses of the Fund in the future. Because it would take a substantial rise in the Fund's net assets and the number of shareholders investing in the Fund to materially decrease the expense ratio, it is not expected that the expense ratio would decrease in the near future.

       The Trustees considered various alternatives, including the possible combination of the Fund with another unaffiliated mutual fund but, after inquiries made, concluded that finding a viable merger partner was unlikely. The Trustees ultimately determined at their December 3, 1999 meeting that liquidation and termination of the Fund and the Trust were in the best interests of the Trust and the Fund's shareholders. Among other things, the Trustees determined that the proposed liquidation will permit the Fund's shareholders to invest the distributions they receive upon the Fund's liquidation in investment vehicles of their own choice.

PLAN OF LIQUIDATION

     The following is a summary of the material features of the Plan of Liquidation and does not purport to be complete. A copy of the complete Plan is attached to this Proxy Statement as EXHIBIT A.

     The Plan provides that, immediately upon shareholder approval of the Plan, the Trust will cease to conduct business except for the purpose of winding up its affairs and otherwise carrying out the terms of the Plan. The Trust will then proceed to sell or otherwise dispose of all of the assets of the Trust, at such times and in such manner as the officers of the Trust consider appropriate. The Manager will supervise and manage the sale of the Fund's portfolio securities.

     The Trust will also pay or otherwise provide for the payment of all charges, taxes, expenses and other liabilities and obligations of the Trust, at such times and in such manner as the officers of the Trust consider appropriate. Pursuant to a letter agreement with the Trust, dated December 3, 1999, the Manager has agreed to assume all known liabilities and obligations of the Trust that have not been paid or discharged prior to the date of the final liquidating distribution, as well as any unknown or contingent liabilities of the Trust. Among the obligations to be assumed by the Manager would be the obligations of the Trust to indemnify its Trustees and officers to the fullest extent permitted by law under the Trust's Master Trust Agreement, if indemnifiable claims are made.

     Pursuant to the Plan, upon the liquidation of the Trust's assets as described above, the proceeds of the sale or other disposition of such assets remaining after paying or providing for all of its charges, taxes, expenses and other liabilities and obligations, will be distributed to the shareholders of the Fund in proportion to the number of shares of the Fund held by them and recorded on the books of the Trust in one or more payments, all at such times and in such manner as the officers of the Trust consider appropriate. Pursuant to the Trust's letter agreement with the Manager, any assets that have not been sold for cash (I.E., prepaid expenses, non-refundable deposits, etc.) or liabilities that have not been paid or discharged (I.E., accrued expenses, etc.) at the time of the final liquidating distribution will be distributed to the Manager in respect of its shares in the Fund. For this purpose, all of such assets and liabilities, if any, will be valued at the amount recorded on the books of the Fund immediately prior to the payment of the final distribution.

     The Plan provides that all expenses of carrying out the Plan will be borne by the Trust, whether or not the liquidation is effected. The Plan authorizes the officers of the Trust to establish reserves, as they deem appropriate, to provide for the payment of such expenses and to meet any other liabilities and obligations of the Trust, and all amounts in such reserves will be deducted from the net assets of the Fund distributable to shareholders. At its December 3, 1999 meeting, the Board of Trustees established a reserve in the amount of $25,000, which is estimated to cover the legal, accounting, printing and other expenses associated with the liquidation and the related shareholders' meeting. This reserve was charged against the net assets of the Fund on December 6, 1999. The Board determined that this reserve was in the best interests of the Fund's shareholders because it resulted in those expenses being allocated proportionately among all shareholders as of that date.

     Pursuant to the Plan, the Trust will make all filings with, and obtain all approvals of, governmental authorities as may be required in connection with the Plan or the termination of the Trust generally including, without limitation, the Securities and Exchange Commission and the Commonwealth of Massachusetts or any agency thereof. As soon as practicable after the final liquidating distribution, the officers of the Trust will close the books of the Trust and prepare and file all required income tax returns and other documents. Promptly thereafter, the Trust will be statutorily terminated under Massachusetts law and will cease to exist, and no shareholder will have any interest whatsoever in the Trust.

     The Trustees may amend or terminate the Plan at any time, before or after shareholder approval, if they determine that such action would be advisable and in the best interests of the Trust and the Fund's shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE PAYMENT OF LIQUIDATING DISTRIBUTIONS TO SHAREHOLDERS WILL BE A TAXABLE EVENT. BECAUSE THE INCOME TAX CONSEQUENCES FOR A PARTICULAR SHAREHOLDER MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES, EACH
SHAREHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISERS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF RECEIPT OF A LIQUIDATING DISTRIBUTION.

     The following discussion is a summary of the material United States federal income tax consequences of the proposed liquidation to certain shareholders and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote in favor of the liquidation. The discussion does not address all aspects of federal income taxation that may apply to shareholders in light of their status or personal investment circumstances, nor does it address the federal income tax consequences of the liquidation that may apply to shareholders subject to special federal income tax treatment, including corporations, trusts, estates, tax-exempt organizations, non-resident aliens or dealers in securities. In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws. The discussion assumes that shares are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE").

     As discussed above, pursuant to the Plan, the Fund will sell its assets and distribute the proceeds to its shareholders. The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Code, so that it will not be taxed on any of its net income from the sale of its assets.

     However, the payment of liquidating distributions to shareholders will be a taxable event. A liquidating distribution, to the extent it is composed of net investment company taxable income and capital gains net income, if any, will be taxable to the shareholders as ordinary income or as capital gains income, respectively. Each shareholder will be viewed as having sold its Fund shares for an amount equal to the liquidating distribution(s) he or she receives. Each shareholder will recognize gain or loss in an amount equal to the difference between the shareholder's adjusted tax basis in the Fund shares, and the aggregate liquidating distribution(s) received by such shareholder. The gain or loss will be capital gain or loss to the shareholder if the Fund shares were capital assets in the shareholder's hands. If the shares have been held for more than twelve months, the gain or loss will constitute long-term capital gain or loss. For shares held one year or less, the gain or loss will constitute a short-term capital gain or loss. To the extent that any portion of the liquidating distribution is paid from the Fund's current or accumulated earnings and profits, the distribution will be taxable to shareholders as an ordinary income dividend or, if paid from net capital gains, a capital gain dividend. Shareholders will be notified of their respective shares of ordinary and capital gain dividends for the Fund's final fiscal year in normal tax-reporting fashion. Amounts included in income as dividends will increase a shareholder's adjusted tax basis in the shareholder's shares for purposes of computing gain or loss on the receipt of the liquidating distribution.

     The Trust generally will be required to withhold tax at the rate of 31% with respect to any liquidating distribution paid to individuals and certain other non-corporate shareholders who have not previously certified to the Trust that their social security number or taxpayer identification number provided to the Trust is correct and that the shareholder is not subject to backup withholding.

     IRA ACCOUNTS. The receipt of a liquidating distribution by an IRA that holds shares of the Fund generally would not be viewed as a taxable event to the owner. However, some IRAs that hold shares may have been established with custodians who do not have the power to reinvest the liquidating distribution, but instead must immediately distribute such amounts to the IRA owner. In this situation, the distribution would be taxable to the owner for federal income tax purposes and, if the owner has not attained the age of 59 1/2 , would also be subject to an additional 10% early withdrawal penalty tax. However, in that circumstance, the owner may be able to avoid a taxable event by either (i) transferring the IRA account balance before it is distributed directly to another IRA custodian or trustee, or (ii) rolling over the distribution within 60 days after the date of the distribution to another IRA. An IRA may be rolled over only once in any one-year period. Therefore, a rollover will not be an available alternative if the IRA was rolled over at any time within the one-year period preceding the date of the distribution. IRA shareholders who do not wish to roll over their liquidating distributions, or who have rolled over their IRA during the previous year, may contact the Fund's shareholder servicing agent, Unified Fund Services, Inc., at (800) 207-0760, to make other arrangements for the transfer of their IRA. There are many rules governing IRAs and the transfer and rollover of IRA assets. In addition, tax results may vary depending on the status of the IRA owner. Therefore, owners of IRAs should consult with their own tax advisers concerning the consequences of the liquidating distribution.

     Again, the foregoing summary is generally limited to the material federal income tax consequences to shareholders who are individual United States citizens and who hold shares as capital assets. It does not address the federal income tax consequences to shareholders who are, for example, corporations, trusts, estates, tax-exempt organizations, non-resident aliens or dealers in securities. This summary does not address state or local tax consequences. Shareholders are urged to consult their own tax advisers to determine the extent of the federal income tax liability they would incur as a result of receiving a liquidating distribution, as well as any tax consequences under any applicable state, local or foreign laws.


             SECURITY  OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT

     The following table provides certain information as of February 18, 2000, the record date for the meeting, with respect to those persons known to the Trust to be the owners of more than 5% of outstanding shares of the
Fund:

                                                NUMBER           PERCENT
   NAME AND ADDRESSOF SHARESOF  SHARES

   Edwin R. Bernstein                           37,988.970 (a)    36.17%
   4023 West 6th Street
   Los Angeles, California 90020

   National Investor Services Corp.             26,251.025 (b)    24.99%
   55 Water Street, 32nd Floor
   New York, New York 10041-3299

   Kenneth L. Wright, MD                         8,794.507 (c)     8.37%
   4023 West 6th Street
   Los Angeles, California 90020

   Charles Schwab & Co., Inc.                    5,837.013 (d)     5.56%
   101 Montgomery Street
   San Francisco, California 94104-4122

________________________

(a)Mr. Bernstein is President of the Trust and President of the Manager. The listed shares include 1,066.376 shares owned by the Manager and 25,248.833 owned by Lange Development Corp., which are attributable to Mr. Bernstein due to his control of the Manager and Lange Development Corp.

(b)National Investor Services Corp. holds these shares in "street name" for various beneficial owners. These shares include the 25,248.833 shares owned by Lange Development Corp. referred to above. The beneficial owners of the remaining shares are unknown to the Trust.

(c)Dr. Wright is Chairman of the Board of the Manager. The listed shares include 3,455.050 shares owned by Kenneth L. Wright MD, Inc., a corporation controlled by Dr. Wright.

(d)Charles Schwab & Co., Inc. holds these shares in "street name" for various beneficial owners who are unknown to the Trust.

     At February 18, 2000, except for Mr. Bernstein, no other Trustee or officer of the Trust beneficially owned more than 1% of the outstanding shares of the Fund. At that date, all Trustees and officers of the Trust, as a group, beneficially owned 38,257.194 shares, or 36.43% of the outstanding shares of the Fund (including all shares attributable to Mr. Bernstein as set forth above). All of the Trust's Trustees and officers have informed the Trust that they intend to vote all of their shares in favor of the Plan of Liquidation.


                      INFORMATION  ABOUT  THE  TRUST

GENERAL

     The Trust is a Massachusetts business trust registered as an open-end management investment company under the 1940 Act. The Trust and its business are described in its Prospectus and Statement of Additional Information, and in its most recent annual and semi-annual reports. A copy of the Fund's Annual Report for the fiscal year ended October 31, 1999 was mailed to shareholders on or about December 31, 1999.

     COPIES OF THE FUND'S MOST RECENT ANNUAL REPORT, AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, ARE AVAILABLE, WITHOUT CHARGE, BY CONTACTING THE FUND AT P.O. BOX 75231, LOS ANGELES, CALIFORNIA 90075-0231, ATTENTION: PATRICIA L. STEPHAN, OR BY CALLING (800) 207-0760.

     At the close of business on December 3, 1999, the date preceding the public announcement of the proposed liquidation, the Fund's net assets were $1,618,707, and its net asset value per share was $8.06.

     The Trust is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated by any governmental authorities.

MANAGEMENT

   The Trust's investment adviser is Pathfinder Advisers, Inc., 4023 West 6th Street, Los Angeles, California 90020. The Trust's shareholder servicing agent, transfer agent, fund accounting agent and administrator is Unified Fund Services, Inc., 431 North Pennsylvania Street, Indianapolis, Indiana 46204. The Trust acts as its own distributor.


                              OTHER  MATTERS

     No business other than as set forth herein is expected to come before the meeting, but should any other matter requiring a vote of shareholders properly arise, including any question as to an adjournment of the meeting, the persons named in the enclosed form(s) of proxy will vote thereon according to their best judgment in the interests of the Trust.


                          SHAREHOLDER  PROPOSALS

     The Trust does not hold annual or regular meetings of shareholders. A shareholder proposal intended to be presented at any subsequent meeting of the shareholders of the Trust must be received by the Trust a reasonable time before the Board of Trustees makes the solicitation relating to such meeting in order to be included in the Trust's proxy statement and forms of proxy relating to that meeting.

                                                        PATRICIA L. STEPHAN
                                                                  Secretary

Dated:  March 10, 2000


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
                                                                 EXHIBIT  A

                           PLAN  OF  LIQUIDATION


     THIS PLAN OF LIQUIDATION (the "PLAN") is adopted by the Board of Trustees of PATHFINDER TRUST, a Massachusetts business trust (the "TRUST"), and provides for the complete liquidation and termination of the Trust and its PATHFINDER FUND series of shares (the "FUND"), which is the sole series of the Trust.

1. SHAREHOLDER APPROVAL.

     This Plan shall be submitted for approval by the shareholders of the Fund, at a special meeting of shareholders to be called and held for such purpose in accordance with the Trust's Master Trust Agreement, as amended.

2. TERMINATION OF BUSINESS OPERATIONS.

     Immediately upon shareholder approval of this Plan, the Trust shall cease to conduct business except for the purpose of winding up its affairs and otherwise carrying out the terms of this Plan. The liquidation of the Trust contemplated hereby shall be completed as soon as practicable after the date of such approval.

3. LIQUIDATION OF ASSETS.

     As soon as practicable after shareholder approval of this Plan, the Trust shall proceed to sell or otherwise dispose of all of the assets of the Trust, at such times and in such manner as the officers of the Trust shall consider appropriate, in order to reduce the assets of the Trust to distributable form in cash, securities or other property, or any combination thereof. The Fund's investment adviser, Pathfinder Advisers, Inc. (the "MANAGER"), shall supervise and manage the sale of the Fund's portfolio securities.

4. PAYMENT OF LIABILITIES.

     The  Trust  shall  pay  or otherwise provide for the  payment  of  all charges, taxes, expenses and other liabilities and obligations of the Trust, at such times and in such manner as the officers of the Trust shall consider appropriate. All known liabilities and obligations of the Trust that have not been paid or discharged prior to the date of the final liquidating distribution, as well as any unknown or contingent liabilities of the Trust, shall be assumed by the Manager in accordance with its agreement with the Trust.


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
5. EXPENSES; RESERVES.

     The expenses of carrying out this Plan shall be borne by the Trust, whether or not the liquidation contemplated hereby is effected. The officers of the Trust may establish reserves, as they deem appropriate, to provide for the payment of such expenses and to meet any other liabilities and obligations of the Trust, and all amounts in such reserves shall be deducted from the net assets of the Fund distributable to shareholders as provided for herein.

6. DISTRIBUTIONS TO SHAREHOLDERS.

     Upon the liquidation of the Trust's assets as aforesaid, the proceeds of the sale or other disposition of such assets remaining after paying or providing for all of its charges, taxes, expenses and other liabilities and obligations, shall be distributed to the shareholders of the Fund in proportion to the number of shares of the Fund held by them and recorded on the books of the Trust in one or more payments, all at such times and in such manner as the officers of the Trust shall consider appropriate.

7. FILINGS; ETC.

     The Trust shall make all such filings, notices and declarations with, and use all reasonable commercially reasonable efforts to obtain all such consents, approval or authorizations of, all governmental authorities as may be required in connection with this Plan or the termination of the Trust generally including, without limitation, the Securities and Exchange Commission and the Commonwealth of Massachusetts or any agency thereof.

8. MISCELLANEOUS.

     (a) The Trustees may modify, amend or terminate this Plan and the transactions contemplated hereby at any time, before or after shareholder approval, if they determine that such action would be advisable and in the best interests of the Trust and the shareholders of the Fund.

     (b) The Trustees and officers of the Trust shall have authority to execute and deliver on behalf of the Trust and the Fund any and all such agreements, instruments, certificates or other documents, make such filings and give such notices, and take any and all such other actions, as they may deem necessary or desirable to consummate and make effective the transactions contemplated by this Plan, and otherwise to implement the intents and purposes of this Plan (including, without limitation, the execution and filing of all tax returns, forms and other documents).

     (c) This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.


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
                             PATHFINDER TRUST

             THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES


     I, the undersigned shareholder of PATHFINDER FUND (the "Fund"), hereby appoint Edwin R. Bernstein and Patricia L. Stephan, or either of them singly, my proxies with full power of substitution, to vote all shares of the Fund which I am entitled to vote at the Special Meeting of Shareholders to be held at 2:00 P.M., Los Angeles time, on April 7, 2000, at the offices of Pathfinder Advisers, Inc., 4023 West 6th Street, Los Angeles, California 90020, and at any adjournment thereof, as follows:

1. Proposal to approve or disapprove the liquidation and termination of the Fund and PATHFINDER TRUST pursuant to the Plan of Liquidation.

     [    ] FOR   [    ] AGAINST[    ] ABSTAIN

2. In their discretion on any other matters that may properly come before the meeting or any adjournment thereof.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR THE PLAN OF LIQUIDATION AND ACCORDING TO THE BEST JUDGMENT OF THE PROXY HOLDERS ON ALL OTHER MATTERS.

     Please sign exactly as name appears below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Receipt of Notice of Special Meeting of Shareholders and Proxy Statement is hereby acknowledged.


__________________________________________________________________
     Signature    Signature if Held Jointly


                  Dated:  _________________________, 2000

                  Please mark, sign, date and return this proxy promptly using the enclosed envelope.




     IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING THIS PROXY PROMPTLY.


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